EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 11, 2002 included in the Poore Brothers, Inc. Form 10-KSB for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Phoenix, Arizona
April 23, 2002